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Exhibit 10.15

REVOLVING CREDIT PROMISSORY NOTE

$11,000,000	April 5, 1993

        FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Zenith National Insurance Corp., a Delaware corporation ("Lender") or holder, at such place as the holder of this Note may designate, the principal sum of Eleven Million Dollars ($11,000,000), or if less than such principal amount is outstanding hereunder, the aggregate unpaid principal balance of this Note on or before December 31, 1996 (the "Maturity Date"). All or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to the Maturity Date subject to the terms and conditions of this Note.

        All borrowings under this Note shall bear interest at the rate equal to the lesser of (a) the Prime Rate plus two percent (2%) per annum and (b) the maximum rate permitted by law. As used herein, "Prime Rate" at any time shall mean the rate of interest then most recently announced by Bank of America, N.A., or its successor, in Los Angeles, California, as its prime or "reference" rate. The prime or "reference" rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. In the event that Bank of America, N.A. shall cease to announce a prime or "reference" rate, then for purposes hereof, the "Prime Rate" shall be deemed to be the average prime interest rate of the three (3) largest (measured by total assets) banking institutions in the continental United States then announcing such a prime interest rate.

        Interest shall be due and payable quarterly in arrears commencing on September 30, 1993, from the undersigned's Available Cash Flow, if any, through and until the Maturity Date, on which date the outstanding principal balance of this Note and all accrued but unpaid interest hereon shall be due and payable in full. As used herein, the term "Available Cash Flow" shall mean for any fiscal quarter the sum (if positive, or if otherwise, zero) of (i) the net income of the undersigned after payment of taxes and salaries to employees (determined in accordance with generally accepted accounting principles), plus, (ii) the aggregate amount of depreciation and amortization and other non-cash charges of the undersigned (determined in accordance with generally accepted accounting principles) for such fiscal quarter, but only to the extent such aggregate amount is reflected in the computation of net income before taxes of such fiscal quarter, minus (iii) capital expenditures of the undersigned made in cash during such fiscal quarter, minus (iv) principal payments made in cash on the debt of the undersigned, if any, issued by the undersigned for such fiscal quarter, minus (v) the amount, determined by the chief financial officer or independent auditors of the undersigned, of cash placed during such fiscal quarter in reserve for contingencies, plus or minus (vi) the net increase or decrease in the amount of working capital of the undersigned from the end of the prior fiscal quarter; provided, however, that in no event shall any element of the foregoing calculation be counted more than once.

        If this Note is not paid in full when due and payable, the undersigned promises to pay all costs and expenses of collection and attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed in relation thereto.

        At any time and from time to time, the undersigned may, at its sole option, prepay any interest or principal due under the Note without penalty.

        The occurrence of any of the following shall constitute an "Event of Default" under this Note and shall, at the option of Lender, terminate Lender's obligation to lend any further amounts to the undersigned and require immediate payment in full of all sums then remaining unpaid under this Note:

        1.    Failure to Pay.    The failure of the undersigned to pay any principal or interest due under this Note when due and payable;

        2.    Breach of Third Party Agreements.    A material default by the undersigned under any other agreement to which the undersigned is a party, which agreement is material to the continuing operation of the business of the undersigned, and which default is not cured within any applicable grace period;

        3.    Cessation of Business.    The failure of the undersigned to preserve, renew and keep in full force and effect its existence or to comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; the failure of the undersigned to maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; or the failure of the undersigned to conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations and orders of any governmental authority having jurisdiction over it or its business;

        4.    Maintenance of Properties.    The failure of the undersigned to keep all of its assets and properties useful or necessary to its business in good repair and condition, or the failure of the undersigned to make necessary repairs, renewals and replacements thereto from time to time so that its properties shall be fully and efficiently preserved and maintained;

        5.    Insurance.    The failure of the undersigned to maintain and keep in force insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Lender;

        6.    Taxes.    The failure of the undersigned to pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes (to the extent that the undersigned's income tax returns are not filed on a consolidated basis with Lender) except such as it may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is the undersigned's obligation;

        7.    Cessation of Employment.    The cessation of the employment of Daniel Schwartz, the President and Chief Executive Officer of the undersigned ("Schwartz") with the undersigned, at any time and for any reason whatsoever or for no reason, whether voluntary or involuntary, and regardless of whether Schwartz may claim such cessation of employment constitutes a wrongful termination of employment; or the failure of Schwartz, in the reasonable judgment of Lender, to adequately perform or fulfill his duties as President or Chief Executive Officer of the undersigned under circumstances where the undersigned cannot terminate Schwartz's employment by order of a court of competent jurisdiction or other governmental authority;

        8.    Insolvency.    The undersigned shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within sixty (60) days of the filing thereof; or

        9.    Judgments, Attachments.    Any money judgment(s) aggregating $100,000 or more, writ or warrant of attachment, or similar process shall be entered or filed against the undersigned or any of its assets, which assets are in good faith valued at $100,000 or more, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days, except such as may be contested in good faith by the undersigned by appeal or other applicable means.

        The undersigned hereby waives protest, diligence, presentment, demand for payment, notice of default or nonpayment, notice of dishonor, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and to the fullest extent permitted by law, all rights to assert any statute of limitations to an action hereunder,

        All rights, powers and remedies of Lender in connection with this Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

        No failure or delay on the part of Lender or any holder of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        No modification, amendment or waiver of any provision of this Note nor the consent to any departure by the undersigned herefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by Lender and, with respect to any amendment, the undersigned. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on the undersigned in any case shall entitle the undersigned to any other or further notice or demand in the same, similar or other circumstances.

        In case any provision in this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        This Note is executed under and shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

        THE UNDERSIGNED HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF OR ANY DOCUMENT RELATING HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

Perma-Bilt, A Nevada Corporation, a Nevada corporation
By:	/s/ DANIEL SCHWARTZ Daniel Schwartz, President

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REVOLVING CREDIT PROMISSORY NOTE